SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2006, the Board of Directors of PriceSmart, Inc. (the “Company”) voted unanimously to increase the number of directors constituting the Board of Directors from seven to eight.  The Board of Directors, based upon the recommendation of its independent directors, elected Keene Wolcott to the Board of Directors to fill the newly created vacancy, effective immediately.  At this time, the Company has not determined to which of the committees of its Board of Directors, if any, Mr. Wolcott will be assigned.

Mr. Wolcott, who is 75 years old, has been President of Wolcott Investments, Inc., a private investment company, since 1975.  Mr. Wolcott also served as a director of Price Legacy Corp. from September 2001 until December 2004 and as a director of The Price REIT, Inc. from January 1995 until 1998.  From 1969 to 1973, Mr. Wolcott served as Chief Executive Officer of the Colorado Corporation, which managed investor funds in oil and gas exploration.  Prior to 1969, he served as Senior Vice President of Hayden, Stone and Company, a securities brokerage firm.

As a non-employee director, Mr. Wolcott is entitled to receive cash compensation and grants of stock options in accordance with the arrangements in effect for non-employee directors of the Company.  In addition, Mr. Wolcott will be reimbursed for travel expenses incurred in attending Company board meetings.

Item 5.05. Amendments to the Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 12, 2006, the Company’s Board of Directors (with interested directors abstaining) waived the conflict provisions of the Company’s Code of Business Conduct and Ethics with respect to an anticipated acquisition of the interest of The Price Group, LLC (“TPG”) in Plaza Commercial Lincoln Holding, S.A., a Panamanian corporation (“Lincoln Holding”).  Each of TPG and Portafolio Inmobiliario, S.A., a Costa Rican corporation, hold 50% interests in Lincoln Holding, which has rights with respect to certain commercial property in Costa Rica.  Robert E. Price, the Company’s Chairman of the Board and Chief Executive Officer, and Company directors Murray L. Galinson and Jack McGrory are members and managers of TPG.  Edgar Zurcher, a Company director, is a director of, and owns a 9.1% interest in, Portafolio Inmobilario, S.A.

Also, on October 12, 2006, the Company’s Audit Committee approved the related party aspect of this transaction.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2006	PRICESMART, INC.

	By:	/s/ Robert M. Gans
Robert M. Gans
Executive Vice President,
General Counsel and Secretary